As filed with the Securities and Exchange Commission on May 8, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Southwest Gas Holdings, Inc.

(Exact name of registrant as specified in its charter)

California	81-3881866
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gregory J. Peterson

Senior Vice President, Chief Financial Officer

Southwest Gas Holdings, Inc.

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

(702) 876-7237

Copies to:

Brandon C. Parris, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, California 94105 (415) 268-7500	Randall J. Towers, Esq. Robert C. Kim, Esq. Ballard Spahr LLP 1735 Market Street Philadelphia, Pennsylvania 19103 (215) 665-8500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company, and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☒	Accelerated filer	☐
Non-accelerated filer ☐	Smaller reporting company	☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.                                                     ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be registered/ Proposed maximum offering price	Amount of registration fee(1)
Common Stock, par value $1.00 per share	$300,000,000	$36,360

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended

PROSPECTUS

Up to $300,000,000

Common Stock

We have entered into a sales agency agreement with BNY Mellon Capital Markets, LLC, or BNYMCM, relating to shares of our common stock, par value $1.00 per share, offered by this prospectus. In accordance with the terms of the sales agency agreement, we may offer and sell up to $300,000,000 in shares of our common stock from time to time through BNYMCM as our agent for the offer and sale of the shares. Sales of the shares will be made at market prices prevailing at the time of sale.

Our common stock is listed on the New York Stock Exchange under the symbol “SWX”. On May 7, 2019, the last reported sales price of our common stock on the New York Stock Exchange was $81.48 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. BNYMCM will use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between BNYMCM and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. Please see “Plan of Distribution” beginning on page 7.

BNYMCM will receive from us a commission equal to 1% of the sales price of all shares sold through it as agent under the sales agency agreement. In connection with the sale of our common stock on our behalf, BNYMCM will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of BNYMCM will be deemed to be underwriting commissions or discounts.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 4 of this prospectus and Item 1A “Risk Factors” beginning on page 8 of our Annual Report on Form 10-K for the year ended December 31, 2018 for a discussion of certain risks that you should consider in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.

Any representation to the contrary is a criminal offense.

BNY MELLON CAPITAL MARKETS, LLC

The date of this prospectus is May 8, 2019.

EXPERTS	10

LEGAL MATTERS	10

WHERE YOU CAN FIND MORE INFORMATION	10

You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. We have not, and BNYMCM has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is accurate as of the dates on their covers. Our business, financial condition, results of operations and prospects may have changed since those dates. Any information contained on or accessible through our Internet site is not incorporated herein and does not constitute part of this prospectus.

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ABOUT THIS PROSPECTUS

Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information”. You should also read and consider the information set forth in the section entitled “Risk Factors” in each of this prospectus and the documents incorporated by reference in this prospectus before you make an investment decision.

We are not making any representation to any purchaser of the common stock regarding the legality of an investment in the common stock by such purchaser. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the common stock.

The common stock is being offered only for sale in jurisdictions where it is lawful to make such offer. The distribution of this prospectus and the offering of the common stock in other jurisdictions may also be restricted by law. Persons who receive this prospectus should inform themselves about and observe any such restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Plan of Distribution” beginning on page 7 of this prospectus.

When we use the terms the “Company,” “we,” “our,” or “us,” we are referring to Southwest Gas Holdings, Inc., a California corporation, together with our subsidiaries, except where the context otherwise requires or where otherwise indicated. The term “Southwest Gas Holdings” refers to Southwest Gas Holdings, Inc. without its consolidated subsidiaries. The term “Southwest” refers to our subsidiary, Southwest Gas Corporation.

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SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in shares of our common stock. You should read this entire prospectus and the documents incorporated by reference carefully, including the sections entitled “Risk Factors” and “Description of Common Stock” and the financial statements and related notes thereto included or incorporated by reference in this prospectus in their entirety before making an investment decision.

Southwest Gas Holdings, Inc.

Southwest Gas Holdings, Inc., a California corporation, is a holding company headquartered in Las Vegas, Nevada. Through our wholly owned subsidiaries, Southwest and Centuri Group, Inc. (“Centuri”), we operate in two business segments: natural gas operations and utility infrastructure services.

In January 2017, we completed a reorganization into our present holding company structure. The holding company structure provides further legal separation between our regulated natural gas operations and unregulated utility infrastructure services businesses and additional financing flexibility. Through the reorganization, shareholders of Southwest (the predecessor publicly held parent company) became shareholders of the Company, on a one-for-one basis, with the same number of shares and same ownership percentage as they held immediately prior to the reorganization, and Southwest became an indirect, wholly owned subsidiary of the Company. Also as a part of the reorganization, Southwest transferred its equity interest in Centuri to a direct, wholly owned subsidiary of the Company; whereas, historically, Centuri had been a direct subsidiary of Southwest.

Southwest was incorporated in March 1931 under the laws of the state of California and provides regulated natural gas delivery services to customers in portions of Arizona, Nevada, and California. Public utility rates, practices, facilities, and service territories of Southwest are subject to regulatory oversight. The timing and amount of rate relief can materially impact results of operations. Natural gas purchases and the timing of related recoveries can materially impact liquidity. Results for the natural gas operations segment are higher during winter periods due to the seasonality incorporated in its regulatory rate structures.

Centuri is a comprehensive utility infrastructure services enterprise dedicated to delivering a diverse array of solutions to North America’s gas and electric providers. Centuri derives revenue from installation, replacement, repair, and maintenance of energy distribution systems, and developing industrial construction solutions. Centuri operations are generally conducted under the business names of NPL Construction Co., NPL Canada Ltd., New England Utility Constructors, Inc. (“Neuco”), and Linetec Services, LLC (“Linetec”).

At our annual meeting of shareholders held on May 2, 2019, our shareholders voted to approve our reincorporation from California to Delaware (the “Reincorporation”). The Reincorporation is expected to become effective during the second or third quarter of 2019 subject to certain regulatory approvals. No change in ownership will result from the Reincorporation. Upon completion of the Reincorporation, the existing holders of our common stock will own all of the outstanding shares of common stock of Southwest Gas Holdings, Inc., a Delaware corporation. Other than the change in corporate domicile, the Reincorporation will not result in any change in our business operations, board composition or term, assets, liabilities or net worth, or physical location, nor will it result in any change of our current employees, including management, or in their title or responsibilities. For more information about the Reincorporation, see our definitive proxy statement on Schedule 14A filed with the SEC on March 18, 2019. Shareholders also approved an amendment to Article V of our articles of incorporation increasing the number of shares of common stock which we have authority to issue from 60,000,000 shares to 120,000,000 shares. No change was made to the number of authorized shares of preferred and preference stock.

Our corporate headquarters is located at 5241 Spring Mountain Road, P.O. Box 98510, Las Vegas, NV 89150-8510, telephone number (702) 876-7237. We maintain a website (www.swgasholdings.com) for the benefit of shareholders, investors, customers, and other interested parties. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to those reports are available, free of charge, through the www.swgasholdings.com website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information on our website is not incorporated by reference into this prospectus.

THE OFFERING

Common stock to be offered by us	Shares of our common stock, having an aggregate offering price of up to $300,000,000.

Manner of offering	“At-the-market” offering that may be made from time to time through our sales agent, BNYMCM. See “Plan of Distribution” on page 7.

Use of proceeds	We currently expect to use the net proceeds primarily for general corporate purposes, including the acquisition of property for the construction, completion, extension or improvement of pipeline systems and facilities located in and around the communities Southwest serves. See “Use of Proceeds” on page 7.

New York Stock Exchange symbol	“SWX”

Risk factors	Before investing in our common stock, you should carefully read and consider the “Risk Factors” beginning on page 4 of this prospectus.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the risk factors set forth below, as well as the additional risk factors described in “Item 1A—Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this prospectus, as well as those risks discussed from time to time in our subsequently filed reports, before deciding to invest in the common stock. You should also consider the other information contained or incorporated by reference in this prospectus before deciding to invest in our common stock.

We may use the net proceeds of this offering in ways that have a negative impact on our stock price.

We intend to use the net proceeds of this offering for general corporate purposes, which may include the acquisition of property for the construction, completion, extension or improvement of pipeline systems and facilities located in and around the communities Southwest serves. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You may experience future dilution as a result of future equity offerings or other equity issuances.

In order to raise additional capital, we may in the future offer and issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by you, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering paid by you.

Our common stock price may be volatile or may decline.

The market price for our common stock may fluctuate significantly from time to time as a result of many factors, including:

•	investors’ perceptions of us and our prospects;

•	investors’ perceptions of us and/or our industries’ risk and return characteristics relative to other investment alternatives;

•	investors’ perceptions of the prospects of the natural gas and utility infrastructure services markets;

•	differences between actual financial and operating results and those expected by investors and analysts;

•	changes in analyst reports, recommendations or earnings estimates regarding us, other comparable companies or our industries generally, and our ability to meet those estimates;

•	actual or anticipated fluctuations in quarterly financial and operating results;

•	volatility in the equity securities market;

•	sales, or anticipated sales, of large blocks of our common stock;

•	a real or perceived economic downturn; and

•	other factors described under “Cautionary Statement Regarding Forward-Looking Information”.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents we incorporate by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included or incorporated by reference in this prospectus are forward-looking statements, including, without limitation, statements regarding the Company’s plans, objectives, goals, intentions, projections, strategies, future events or performance, and underlying assumptions. The words “may,” “if,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “continue,” “forecast,” “intend,” “promote,” “seek,” and similar words and expressions are generally used and intended to identify forward-looking statements.

For example, statements regarding the expected timing of the Reincorporation, operating margin patterns, customer growth, the composition of our customer base, price volatility, seasonal patterns, payment of debt, interest savings, the Company’s Company-Owned Life Insurance strategy, replacement market and new construction market, expected impacts of valuation adjustments associated with the redeemable non-controlling interest in Linetec, the impacts of the Tax Cuts and Jobs Act legislation including disposition in regulatory proceedings, bonus depreciation tax deductions, the impact of recent PHSMA rulemaking, the amounts and timing for completion of estimated future construction expenditures, including the liquefied natural gas facility in southern Arizona, forecasted operating cash flows and results of operations, net earnings impacts from gas infrastructure replacement surcharges, funding sources of cash requirements, amounts generally expected to be reflected in 2019 or future period revenues from regulatory rate proceedings including amounts requested from the Arizona recently filed general rate case, the approved recovery of the Arizona DCA balance, the outcome of judicial review of the recently concluded Nevada rate case, rates and surcharges, purchased gas adjustment (“PGA”), and other rate adjustments, sufficiency of working capital and current credit facilities, bank lending practices, the Company’s views regarding its liquidity position, ability to raise funds and receive external financing capacity, future dividend increases and the Company’s board of directors’ current target dividend payout ratio, pension and postretirement benefits, certain impacts of tax acts, the effect of any rate changes or regulatory proceedings, contract or construction change order negotiations, impacts of accounting standards updates, infrastructure replacement mechanisms and Customer-Owned Yard Line programs, statements regarding future gas prices, gas purchase contracts and derivative financial instruments, recoverability of regulatory assets, the impact of certain legal proceedings, and the timing and results of future rate hearings, including the multi-jurisdictional filings for recovery of the CDMI and approvals are forward-looking statements. All forward-looking statements are intended to be subject to the safe harbor protection provided under Sections 27A of the Securities Act and Section 21E of the Exchange Act.

A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, customer growth rates, conditions in the housing market, the ability to recover costs through the PGA mechanisms or other regulatory assets, the effects of regulation/deregulation, governmental or regulatory policy regarding natural gas or alternative energy, the timing and amount of rate relief, the timing, amount, and methods determined by regulators to refund amounts to customers resulting from U.S. tax reform, changes in rate design, variability in volume of gas or transportation service sold to customers, changes in gas procurement practices, changes in capital requirements and funding, the impact of conditions in the capital markets on financing costs, changes in construction expenditures and financing, changes in operations and maintenance expenses, effects of pension expense forecasts, accounting changes and regulatory treatment related thereto, currently unresolved and future liability claims, changes in pipeline capacity for the transportation of gas and related costs, results of Centuri bid work, Centuri’s projections about the acquired business’ earnings (including accretion within the first twelve months) and future acquisition related costs, the impacts of changes in value of the redeemable non-controlling interest if at other than fair value), the resolution of events subject to cash consideration held back associated with representations, warranties, and other estimates including working capital adjustments related to the Linetec acquisition, Centuri utility infrastructure expenses, differences between actual and originally expected outcomes of Centuri bid or other fixed-price construction agreements, outcomes from contract and change order negotiations, ability to successfully procure new work, impacts from work awarded or failing to be awarded from significant customers, the mix of work awarded, the amount of work awarded to Centuri following the lifting of work stoppages, acquisitions and management’s plans related thereto, competition, our ability to raise capital in external financings, our ability to continue to remain within the ratios and other limits subject to our debt covenants, and ongoing evaluations in regard to goodwill and other intangible assets. In addition, the Company can provide no assurance that its discussions regarding certain trends relating to its financing and operating expenses will continue or cease to continue in future periods. Additional factors that could cause actual results to differ and that you should consider prior to investing in our securities are discussed under the heading “Risk Factors” and in other sections of this prospectus supplement, the accompanying prospectus and our current and periodic reports, and other filings, filed from time to time with the SEC that are incorporated by reference into this prospectus. See “Incorporation by Reference” and “Where You Can Find More Information” below and for information about how to obtain copies of those documents. All forward-looking statements in this prospectus and the documents incorporated by reference herein are made only as of the date of the document in which they are contained, based on information available to us as of the date of that document, and we caution you not to place undue reliance on forward-looking statements in light of the risks and uncertainties associated with them. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

You should consider these risks and those set forth in, or incorporated into, the “Risk Factors” section of this prospectus and in our most recent Annual Report on Form 10-K prior to investing in our common stock.

USE OF PROCEEDS

We expect to use net proceeds from the sale of shares of common stock under the sales agency agreement for general corporate purposes, including the acquisition of property for the construction, completion, extension or improvement of pipeline systems and facilities located in and around the communities Southwest serves.

PLAN OF DISTRIBUTION

We have entered into a sales agency agreement, dated as of May 8, 2019 with BNY Mellon Capital Markets, LLC, or BNYMCM, under which we may issue and sell shares of our common stock with an aggregate sales price of up to $300,000,000 from time to time through BNYMCM, as our agent for the offer and sale of the shares. The sales, if any, of the shares of common stock under the sales agency agreement will be made in “at the market” offerings as defined in Rule 415 of the Securities Act.

From time to time during the term of the sales agency agreement, and subject to the terms and conditions set forth therein, we may deliver an issuance notice to BNYMCM specifying the length of the selling period (not to exceed 20 trading days), the amount of common stock to be sold and the minimum price below which sales may not be made. Upon receipt of an issuance notice from us, and subject to the terms and conditions of the sales agency agreement, BNYMCM has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares on such terms. We or BNYMCM may suspend the offering of shares of common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate. Settlement between us and BNYMCM for sales of common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed to between us and BNYMCM in connection with a particular transaction. The obligation of BNYMCM under the sales agency agreement to settle such purchases with us pursuant to any issuance notice is subject to a number of conditions, which BNYMCM reserves the right to waive in its sole discretion.

We will pay BNYMCM a commission equal to 1% of the sales price of all shares sold through it as agent under the sales agency agreement. We have also agreed to reimburse BNYMCM for its reasonable documented out-of-pocket expenses, including fees and expenses of counsel, in connection with the sales agency agreement.

We will deliver to the New York Stock Exchange copies of this prospectus and the accompanying prospectus pursuant to the rules of the exchange. We will report at least quarterly the number of shares of common stock sold through BNYMCM, as agent, in at-the-market offerings, the net proceeds to us and the compensation paid by us to BNYMCM in connection with such sales of common stock.

BNYMCM and its affiliates have performed certain investment banking and advisory and general financing, trustee and banking services for us from time to time for which they have received customary fees and expenses. BNYMCM and its affiliates may, from time to time, engage in transactions with, and perform services for, us in the ordinary course of our business.

In connection with the sale of the common stock hereunder, BNYMCM, may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, and the compensation paid to BNYMCM will be deemed to be underwriting commissions or discounts. We have agreed to indemnify BNYMCM against certain civil liabilities, including liabilities under the Securities Act of 1933.

The offering of common stock pursuant to the sales agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the sales agency agreement and (2) termination of the sales agency agreement by either BNYMCM or us. The sales agency agreement may be terminated by BNYMCM or us at any time upon 10 days’ notice, and upon 1 day’s notice by BNYMCM in certain circumstances, including certain bankruptcy events relating to us or any material subsidiary, our failure to maintain a listing of our common stock on the New York Stock Exchange or the occurrence of a material adverse change in the Company.

We have agreed not to directly or indirectly sell, offer to sell, contract to sell, grant any option to sell or otherwise dispose of, shares of our common stock or securities convertible into or exchangeable for shares of our common stock, warrants or any rights to purchase or acquire our common stock for a period beginning on the first trading day prior to the delivery of any issuance notice to BNYMCM and ending on the first trading day following the settlement date for the applicable issuance notice, without the prior written consent of BNYMCM. This consent may be given at any time without public notice. The restriction described in this paragraph does not apply to sales of:

•	shares we offer or sell pursuant to the sales agency agreement;

•	shares we issue in connection with acquisitions;

•	shares we issue upon conversion of convertible securities, or the exercise of warrants, options or other rights; or

•	shares and options to purchase shares we issue, in either case, pursuant to any employee or director stock option or benefit plan, stock purchase or ownership plan or dividend reinvestment plan.

We have also agreed not to sell any shares of our common stock pursuant to the sales agency agreement from and after the closing date of the Reincorporation until the time that we have filed a post-effective amendment to this registration statement to reflect the Reincorporation.

Furthermore, one of BNYMCM’s affiliates is, and, in the future, one or more affiliates of BNYMCM may be, lenders or agents under our credit facilities, term loan facilities or other borrowing facilities. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, may borrow or re-borrow in the future under those facilities, those lenders may receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts. See “Use of Proceeds.”

DESCRIPTION OF COMMON STOCK

The following description of Southwest Gas Holdings’ common stock is only a summary and is qualified in its entirety by reference to our articles of incorporation and bylaws. Therefore, you should read carefully the more detailed provisions of our articles of incorporation and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

The authorized capital stock of Southwest Gas Holdings consists of (1) 120,000,000 shares of Southwest Gas Holdings common stock, with a $1.00 par value, (2) 5,000,000 shares of preferred stock, without par value, and (3) 2,000,000 shares of preference stock, with a $20.00 par value. As of May 7, 2019, there were issued and outstanding 53,397,106 shares of Southwest Gas Holdings common stock and no shares of Southwest Gas Holdings preferred stock or preference stock. No other classes of capital stock are authorized under our articles of incorporation.

On May 2, 2019, our shareholders approved the Reincorporation. The Reincorporation is expected to become effective during the second or third quarter of 2019 subject to certain regulatory approvals. Upon completion of the Reincorporation, the existing holders of our common stock will own all of the outstanding shares of common stock of Southwest Gas Holdings, Inc., a Delaware corporation. For more information about the Reincorporation, see our definitive proxy statement on Schedule 14A filed with the SEC on March 18, 2019.

The holders of Southwest Gas Holdings common stock are entitled to receive such dividends as the Southwest Gas Holdings board of directors may from time to time declare, subject to any rights of holders of outstanding shares of Southwest Gas Holdings preferred or preference stock. Except as otherwise provided by law, each holder of common stock is entitled to one vote per share on each matter submitted to a vote of a meeting of shareholders, subject to series voting rights of holders of preferred or preference stock.

In the event of any liquidation, dissolution or winding up of Southwest Gas Holdings, whether voluntary or involuntary, the holders of shares of Southwest Gas Holdings common stock, subject to any rights of the holders of outstanding shares of Southwest Gas Holdings preferred or preference stock, are entitled to receive any remaining assets of Southwest Gas Holdings after the discharge of its liabilities.

Holders of Southwest Gas Holdings common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Southwest Gas Holdings common stock does not contain any redemption provisions or conversion rights and is not liable to assessment or further call.

EQ Shareowner Services is the registrar and transfer agent for our common stock.

ANTI-TAKEOVER MATTERS

Our articles of incorporation and bylaws contain provisions that may have the effect of discouraging persons from acquiring large blocks of Southwest Gas Holdings stock or delaying or preventing a change in control of Southwest Gas Holdings. The material provisions which may have such an effect are:

(a)        provisions requiring a super-majority vote by shareholders of common stock in order to approve certain types of business combinations;

(b)        a provision permitting the Southwest Gas Holdings board of directors to make, amend or repeal the bylaws;

(c)        authorization for the Southwest Gas Holdings board of directors to issue preferred or preference stock in any series and to fix rights and preferences of the series (including, among other things, whether, and to what extent, the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters);

(d)        advance notice procedures with respect to proposals other than those adopted or recommended by the Southwest Gas Holdings board of directors; and

(e)        provisions permitting amendment of certain of these provisions only by an affirmative vote of the holders of at least 65 percent of the outstanding shares of Southwest Gas Holdings common stock entitled to vote.

The provisions described above are currently in effect under our existing articles of incorporation and bylaws, and they will be in effect under our new certificate of incorporation and bylaws upon the completion of the Reincorporation in Delaware.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Morrison & Foerster LLP. Certain legal matters will be passed upon for BNYMCM by Ballard Spahr LLP.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 11 Wall Street, New York, New York 10005, on which our common stock is listed.

We have filed with the SEC an automatic registration statement on Form S-3 relating to the common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus.

Any reports that we file with the SEC on or after the date of this prospectus and before the date that the offering of the Shares is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference into this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference into this prospectus have been modified or superseded. We specifically incorporate by reference into this prospectus the following documents filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of Form 8-K, and no such information shall be deemed specifically incorporated by reference hereby):

•	Our Annual Report on Form 10-K for the year ended December 31, 2018 filed on February 28, 2019;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed on May 8, 2019;

•

The portions of our Definitive Proxy Statement on Schedule 14A (filed on March 18, 2019) that were incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

•	Current Reports on Form 8-K filed on February 26, 2019, March 1, 2019, April 25, 2019 and May 6, 2019; and

•	Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the termination of the offering of the shares.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus (excluding certain exhibits unless they are specifically incorporated by reference in any such documents) at no cost to you by writing or telephoning us at the following:

Southwest Gas Holdings, Inc.

5241 Spring Mountain Road

P.O. Box 98510

Las Vegas, Nevada 89193-8510

Attention: Corporate Secretary

Telephone: (702) 876-7237

Up to $300,000,000

Common Stock

PROSPECTUS

BNY MELLON CAPITAL MARKETS, LLC

The date of this prospectus is May 8, 2019

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses (other than underwriting discounts and commissions) to be incurred by Southwest Gas Holdings, Inc. in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$36,360
Legal fees and expenses	400,000
Accounting fees and expenses	60,000
Printing fees	6,500
Miscellaneous	5,000

Total	$507,860

Item 15. Indemnification of Directors and Officers

The Company’s articles of incorporation contain a provision which eliminates the liability of directors for monetary damages to the fullest extent permissible under California law. The General Corporation Law of California (the “Law”) (i) authorizes the elimination of liability of directors for monetary damages in an action brought by a shareholder in the right of the Company or by the Company for breach of a director’s duties to the Company and its shareholders and (ii) authorizes the Company to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities; provided, however, that liability is not limited nor may indemnification be provided (a) for acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (b) for acts or omissions that a director or officer believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of a director or officer seeking indemnification, (c) for any transaction from which a director or officer derives an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director’s or officer’s duty to the Company or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duty to the Company or its shareholders, and (f) for liabilities arising under Section 310 (contracts in which a director has a material financial interest) and Section 316 (certain unlawful dividends, distributions, loans and guarantees) of the Law. In addition, the Company may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Law.

The bylaws of the Company provide that the Company has the power to indemnify directors and officers to the fullest extent permitted under California law and the Company’s articles of incorporation. The Company has entered into indemnification agreements with its directors and officers which require that the Company indemnify such directors and officers in all cases to the fullest extent permitted by applicable provisions of the Law. The Company also maintains a directors’ and officers’ liability insurance policy insuring directors and officers of the Company for covered losses as defined in the policy.

Item 16. Exhibits

Exhibit No.	Description

1.1*	Sales Agency Agreement

3.1	Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed January 3, 2017)

Exhibit No.	Description

3.2	Certificate of Amendment of Articles of Incorporation (incorporated by reference to Exhibit 3(i) to Form 10-Q for the quarter ended September 30, 2017)

3.2	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3(ii) to Form 10-Q for the quarter ended September 30, 2017)

4.1	Form of Southwest Gas Holdings, Inc. Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Form S-3 dated January 4, 2017, File No. 333-208609-01).

5.1*	Opinion of Morrison & Foerster LLP

23.1*	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers LLP

24.1*	Powers of Attorney

*	Filed herewith

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)        Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)        That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)        Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)        Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)         That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)         That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 8, 2019.

SOUTHWEST GAS HOLDINGS, INC.
By:	/s/ John P. Hester
Name: John P. Hester
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John P. Hester John P. Hester	Director, President and Chief Executive Officer (Principal Executive Officer)	May 8, 2019

/s/ Gregory J. Peterson Gregory J. Peterson	Senior Vice President, Chief Financial Officer, (Principal Financial Officer)	May 8, 2019

/s/ Lori L. Colvin Lori L. Colvin	Vice President, Controller, Chief Accounting Officer (Principal Accounting Officer)	May 8, 2019

/s/ Robert L. Boughner* Robert L. Boughner	Director	May 8, 2019

/s/ José A. Cárdenas* José A. Cárdenas	Director	May 8, 2019

/s/ Thomas E. Chestnut* Thomas E. Chestnut	Director	May 8, 2019

/s/ Stephen C. Comer* Stephen C. Comer	Director	May 8, 2019

/s/ Jane Lewis-Raymond* Jane Lewis-Raymond	Director	May 8, 2019

/s/ Anne L. Mariucci* Anne L. Mariucci	Director	May 8, 2019

Signature	Title	Date

/s/ Michael J. Melarkey* Michael J. Melarkey	Chairman of the Board of Directors	May 8, 2019

/s/ A. Randall Thoman* A. Randall Thoman	Director	May 8, 2019

/s/ Thomas A. Thomas* Thomas A. Thomas	Director	May 8, 2019

/s/ Leslie T. Thornton* Leslie T. Thornton	Director	May 8, 2019

*By:	/s/ Gregory J. Peterson
Gregory J. Peterson Attorney-in-Fact